Exhibit 4.1
FEBRUARY 2023 REV. (General)
STRICTLY CONFIDENTIAL & PROPRIETARY

Subscription Documents For
CIM OPPORTUNITY ZONE FUND, L.P.1
(FOR U.S. AND NON-U.S. INVESTORS)
1 The following is a form of a subscription agreement for CIM Opportunity Zone Fund, L.P. The subscription agreement for the fund varies slightly to account for the requirements for subscription agreements that the fund’s placement agents have in place.

DIRECTIONS FOR THE COMPLETION
OF THE SUBSCRIPTION DOCUMENTS
Prospective investors must complete the Subscription Agreement (the “Subscription Agreement”), the Investor Questionnaire (the “Investor Questionnaire”) and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the “Subscription Documents”) contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Amended and Restated Agreement of Limited Partnership of CIM Opportunity Zone Fund, L.P., a Delaware limited partnership (as amended from time to time, the “Partnership Agreement”). For purposes of these Subscription Documents, the “Investor” is the person or entity for whose account the Interests are being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.
1.    Subscription Agreement:
Each Investor should fill in the amount of the Capital Commitment, date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) the Investor signature page to the Investor Questionnaire.
2.    Investor Questionnaire:
(a)Each Investor should review and fill in the requested information and check the applicable boxes in the Investor Questionnaire and the exhibits thereto.
(b)Each Investor should fill in the amount of the Capital Commitment, date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) the Investor signature page to the Investor Questionnaire.
3.    Tax Forms
(a)For U.S. Investors: Each U.S. Investor is required to fill in and sign and date a Form W-9 (available at http://www.irs.gov) in accordance with the instructions to such Form.
(b)For Non-U.S. Investors: Each non-U.S. Investor is required to fill in and sign and date the relevant Form(s) W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP (available at http://www.irs.gov) in accordance with the instructions to such Form(s) and, in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addenda as required to claim such exemption or reduction.
For both U.S. Investors and non-U.S. Investors, one executed copy of the applicable tax Form must be submitted in accordance with the instructions in item 5 below.
4.    Evidence of Authorization and Supporting Documentation:
Each Investor should provide satisfactory evidence of authorization. For entities, this evidence of authorization must include evidence of the authority of the individual who signed the
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Subscription Documents and an incumbency certificate, and each such signatory is required to provide a copy of a government-issued form of identification such as a driver’s license or other government issued form of identification showing the signatory’s date of birth, as well as a separate proof of address if such government-issued identification does not specify such signatory’s address (such as a utility bill, cell phone bill, or bank or credit card statement). For non-U.S. signatories, please submit a copy of the individual’s passport or other government-issued form of identification, as well as proof of address (such as a utility bill, cell phone bill, or bank or credit card statement) if not included in the identification documents. In addition, for Investors that are corporations, partnerships or limited liability companies, each Investor should provide a certificate of good standing or equivalent document from the relevant authority.
For Individuals:
For U.S. individuals, please submit a copy of a government-issued form of identification such as a driver’s license or other government-issued form of identification, as well as a separate proof of address if such government-issued form of identification does not specify address (such as a utility bill, cell phone bill, or bank or credit card statement). For non-U.S. individuals, please submit a copy of the individual’s passport or other government-issued form of identification, as well as proof of address (such as a utility bill, cell phone bill, or bank or credit card statement).
For Corporations:
Corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents. Corporations must also provide a copy of the certificate of incorporation or other information identifying the place of incorporation and the corporation’s governing documents and evidence of registration or good standing (as appropriate to the jurisdiction) and, for each individual, if any, who directly or indirectly, through any contractual arrangement, understanding, relationship or otherwise (a) owns 10% or more of the economic or beneficial interests of the Investor or (b) controls 10% or more of the voting rights attaching to the economic or beneficial interests of the Investor, a copy of a government-issued form of identification such as a driver’s license or other government-issued form of identification, as well as a separate proof of address if such government-issued form of identification does not specify address (such as a utility bill, cell phone bill, or bank or credit card statement). For non-U.S. individuals, please submit a copy of the individual’s passport or other government-issued form of identification, as well as proof of address (such as a utility bill, cell phone bill, or bank or credit card statement).
For Partnerships:
Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships), the partnership agreement identifying the general partner(s) and evidence of registration or good standing (as appropriate to the jurisdiction) and, for each individual, if any, who directly or indirectly, through any contractual arrangement, understanding, relationship or otherwise (a) owns 10% or more of the economic or beneficial interests of the Investor or (b) controls 10% or more of the voting rights attaching to the economic or beneficial interests of the Investor, a copy of a government-issued form of identification such as a driver’s license or other government-issued form of identification, as well as a separate proof of address if such government-issued form of identification does not specify address (such as a utility bill, cell phone bill, or bank or credit card statement). For non-U.S. individuals, please submit a copy of the individual’s passport or other government-issued form of identification, as well as proof of address (such as a utility bill, cell phone bill, or bank or credit card statement).
For Limited Liability Companies:
Limited liability companies must submit a copy of the limited liability company operating agreement identifying the manager or managing member, as applicable. Limited liability companies must also provide a copy of the certificate of formation, or other information identifying the place of formation or incorporation (as appropriate to the jurisdiction) and, for each individual, if any, who directly or indirectly, through any contractual arrangement, understanding, relationship or otherwise (a) owns 10% or more of the economic or beneficial interests of the Investor or (b) controls 10% or more of the voting rights attaching to the economic or beneficial interests of the Investor, a copy of a government-issued form of identification such as a driver’s license or other government-issued form of identification, as well as a separate proof of address if such government-issued form of identification does not specify address (such as a utility bill, cell phone bill, or bank or credit card statement). For non-U.S. individuals, please submit a copy of the individual’s passport or other government-issued form of identification, as well as proof of address (such as a utility bill, cell phone bill, or bank or credit card statement).
For Trusts:
Trusts must submit a copy of the trust agreement, and for each signatory and each person who has contributed assets to the trust (e.g., settlor or grantor), a copy of a government-issued form of identification such as a driver’s license or other government-issued form of identification, as well as a separate proof of address if such government-issued form of identification does not specify address (such as a utility bill, cell phone bill, or bank or credit card statement). For non-U.S. individuals, please submit a copy of the individual’s passport or other government-issued form of identification, as well as proof of address (such as a utility bill, cell phone bill, or bank or credit card statement).
For Employee Benefit Plans:
Employee benefit plans must submit a certificate of an appropriate officer certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.
Investors may be requested to furnish other or additional documentation evidencing the authority to invest in the Partnership. The General Partner may waive any of the foregoing in its sole discretion.
For Regulated and Unregulated Funds:
In addition to the documents above, regulated and unregulated funds must also submit a copy of the offering memorandum and investment management agreement.

5.    Assistance with Subscription Documents:
Inquiries regarding subscription procedures (including if the Investor Questionnaire indicates that any Investor’s response to a question requires further information) should be directed to iCapital at ir@icapitalnetwork.com, unless stated otherwise.
6.    General Partner Acceptance:
If the Investor’s subscription is accepted (in whole or in part) by the General Partner, a General Partner acceptance email will be delivered to the Investor through the iCapital Network platform.

SUBSCRIPTION AGREEMENT
CIM Opportunity Zone Fund, L.P.
c/o CIM Opportunity Zone Fund GP, LLC
4700 Wilshire Boulevard
Los Angeles, CA 90010
Ladies and Gentlemen:
1.    Subscription. The undersigned (the “Investor”) subscribes for and agrees to purchase limited partnership interests (“Interests”) in CIM Opportunity Zone Fund, L.P., a Parallel Partnership, a Feeder Fund or other Intermediate Entity (such entity in which the Investor subscribes for an Interest, or is subsequently moved to pursuant to the Partnership Agreement, the “Partnership”) with a Capital Commitment (as defined in the Partnership Agreement referred to below) in the amount set forth on the signature page below. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of CIM Opportunity Zone Fund GP, LLC (the “General Partner”) on behalf of the Partnership and (iii) may be accepted or rejected in whole or in part by the General Partner in its sole discretion. The Investor agrees to be bound by all the terms and provisions of the Amended and Restated Agreement of Limited Partnership (as amended from time to time, the “Partnership Agreement”) in the final form provided to the Investor as if it were a party to it and acknowledges that the General Partner shall execute the Partnership Agreement for and on behalf of the Investor pursuant to the power of attorney contained herein. The Investor agrees that the General Partner has the sole discretion to determine whether the Investor’s investment is made in the Partnership, an Alternative Vehicle, a Parallel Partnership, a Feeder Fund or other Intermediate Entity. Capitalized terms not defined herein are used as defined in the Partnership Agreement.
2.    Representations and Warranties of the Investor. To induce the General Partner and the Partnership to accept this subscription, the Investor represents and warrants as follows:
(a)    The Interests to be acquired hereunder are being acquired by the Investor for the Investor’s own account for investment purposes only and not with a view to resale or distribution.
(b)    The Investor will not transfer or deliver any interest in the Interests except in accordance with restrictions set forth in the Partnership Agreement and the Memorandum (as defined below).
(c)    If the Investor is not a U.S. Person (as defined herein), it (i) will notify the General Partner immediately if the Investor becomes a U.S. Person at any time during which the Investor holds or owns any Interests and (ii) is not subscribing on behalf of or funding its Capital Commitment with funds obtained from U.S. Persons.
(d)    If the Investor is a non-U.S. Person, except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interests were made to or by the Investor while the Investor was outside the United States and at the time that the Investor’s order to buy the Interests was originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

(e)    The Investor has been furnished and has carefully read (i) the Confidential Private Placement Memorandum relating to the Partnership, as amended, restated and/or supplemented through the closing date of the Investor’s subscription for Interests (the “Memorandum”), (ii) a form of the Partnership Agreement and (iii) for natural persons, CIM’s Privacy Notice attached as Annex 1. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Interests, is able to bear the risks of an investment in the Interests and understands the risks of, and other considerations relating to, a purchase of an Interest, including the matters set forth under the caption “Risk Factors and Potential Conflicts of Interest” in the Memorandum.
(f)    The Investor acknowledges that: (i) the offering and sale of the Interests have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and are being made in reliance upon U.S. federal and state exemptions for transactions not involving a public offering; and (ii) the Partnership will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). The Investor understands and agrees further that the Interests must be held indefinitely unless they are subsequently registered under the Securities Act and any other applicable securities laws or an exemption from registration under the Securities Act and these laws covering the sale of Interests is available. Even if such an exemption is available, the assignability and transferability of the Interests will be governed by the Partnership Agreement, which imposes substantial restrictions on transfer. The Investor understands that legends stating that the Interests have not been registered under the Securities Act and any other applicable securities laws and setting out or referring to the restrictions on the transferability and resale of the Interests will be placed on all documents evidencing the Interests, as applicable. Further, the Investor represents and warrants that, unless separately acknowledged in writing by the General Partner on the date of acceptance of this Subscription Agreement, there are no governmental orders, permissions, consents, approvals or authorizations that are required to be obtained and/or observed, and no registrations or other filings (other than a notice of exempt offering on Form D under the Securities Act or other similar filings under any applicable U.S. state “blue sky” law) are required to be made (in each case whether regarding registration as a lobbyist, investment advisor and/or other status or category, or otherwise (including restrictions on gifts, political contributions or other activities) for the Partnership, the General Partner or their respective Affiliates or employees) in connection with the purchase of the Interests by the Investor and/or the Investor’s status as a Limited Partner of the Partnership. The Investor’s overall commitment to the Partnership and other investments which are not readily marketable is not disproportionate to the Investor’s net worth and the Investor has no need for immediate liquidity in the Investor’s investment in Interests.
(g)    The Investor represents and warrants that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act). The Investor agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act with respect to the offer and sale of the Interests.
(h)    In connection with the purchase of an Interest, the Investor represents and warrants that it meets all suitability standards imposed on it by applicable law.
(i)    To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Partnership, the offering of Interests or any
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statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Partnership concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.
(j)    Other than as set forth herein or in the Memorandum, the Partnership Agreement and any separate agreement in writing with the Partnership executed in conjunction with the Investor’s subscription for Interests, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Partnership, the General Partner, any Affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Partnership and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor’s own advisors as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Interests and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Interests, and believes that an investment in the Interests is suitable and appropriate for the Investor.
(k)    If the Investor is not a natural person, (i) the Investor has the power and authority to enter into this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Interests, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (ii) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Interests. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Interests and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Interests. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement, the Partnership Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Interests does not violate, conflict with, represent a breach of, or constitute a default under, any instruments governing the Investor (including without limitation, its organizational documents and any of its investment guidelines, policies, and/or restrictions, if the Investor is other than a natural person), any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor or any of its assets is bound. This Subscription Agreement has been duly executed by the Investor and constitutes, and the Partnership Agreement, when the Investor is admitted as a Limited Partner, will constitute, a valid and legally binding agreement of the Investor, enforceable against it in accordance with its terms. The execution, delivery and performance of this Subscription Agreement and the Partnership Agreement as provided herein and therein does not and will not violate any order, writ, injunction, decree, or demand of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality to which the Investor is subject. There are no actions, suits or proceedings pending, or, to the Investor’s knowledge, threatened against or affecting the Investor or its assets in any court or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality which, if adversely determined, would impair the Investor’s ability to
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perform this Subscription Agreement or the Partnership Agreement as provided herein and therein.
(l)    If the Investor is a Benefit Plan Investor (as defined in the Investor Questionnaire), the Investor represents that: (a) assuming that the assets of the Partnership are not “plan assets” for purposes of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the purchase, holding and disposition of the Interest by the Investor will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; (b) the Investor has not solicited and has not received from the General Partner, the Manager or any of their respective directors, officers, members, partners, employees, agents, principals, or Affiliates (collectively, “Designated Persons”), any evaluation or other investment advice on any basis in respect of the advisability of a subscription for an Interest in light of the Plan’s (as defined below) assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on any Designated Person for any such advice; and (c) no Designated Person is a “fiduciary” of the Investor within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code (either with respect to the Investor’s decision to purchase an Interest, to maintain its investment in the Interest, to dispose of the Interest, or otherwise).
(m)    If the Investor is a governmental pension plan, a non-electing church plan, a non–U.S pension plan, or any other employee benefit plan, arrangement, or account that is subject to any U.S. federal, non–U.S., state, or local laws or regulations that are substantially similar to ERISA, including Section 406 of ERISA, or any other provision thereof or any regulation promulgated thereunder, or Section 4975 of the Code (collectively, “Similar Laws”), the Investor represents that: (a) the purchase, holding and disposition of an Interest by the Investor shall not result in a violation of any Similar Laws for which an exemption is not available; (b) the Investor has not solicited and has not received from any Designated Person any evaluation or other investment advice on any basis in respect of the advisability of a subscription for an Interest in light of the Plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on any Designated Person for any such advice; and (c) the Investor’s investment in the Partnership will not subject the Partnership or the General Partner to Similar Laws or cause the assets of the Partnership to be treated as the assets of such Investor for purposes of Similar Laws.
(n)    The Investor was offered the Interests through private negotiations, not through any general solicitation or general advertising, and in the jurisdiction listed in the Investor’s permanent address set forth in the Investor Questionnaire attached hereto and intends that the securities laws of that jurisdiction (in addition to applicable U.S. federal securities laws) govern the Investor’s subscription. If the Investor is not a U.S. person, the Investor represents and acknowledges that the Investor has consulted with legal counsel and become fully informed as to the legal requirements within the Investor’s home country for the purchase of an Interest and that the Investor is permitted to purchase an Interest under the laws and regulations of the Investor’s home country in the manner in which the Interests have been offered and sold, any foreign exchange restrictions applicable to the Investor and any relevant tax considerations relating to the Investor arising out of the Investor’s purchase and ownership of an Interest. The Investor has satisfied any additional or different suitability standards imposed by the Investor’s jurisdiction of residence or jurisdiction of incorporation or other organization or imposed by any other applicable laws, and the Investor has complied with and will comply with all laws relating to the Investor’s acquisition of an Interest, including any currency or exchange control laws.
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(o)    The Investor understands that the Partnership will not be registered as an investment company under the Investment Company Act.
(p)    (i) The Investor has notified the General Partner in writing of all written investment policies or other investment policies or guidelines to which the Investor is subject which could restrict its ability to participate in potential Portfolio Investments.
(ii) The Investor has provided the General Partner with a copy of any policy or regulation applicable to the Investor or its service providers (including with respect to political contributions, third-party payments or the use of placement agents) to which the General Partner and/or the Partnership will be expected to comply in connection with the Investor’s investment in the Partnership.
(q)     (i) Neither the Investor, nor any of its Affiliates or Beneficial Owners (as defined below) or controller, (A) is a person prohibited pursuant to the laws, regulations and executive orders administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), including any person or entity whose name appears on the list of Specifically Designated Nationals and Blocked Persons administered by OFAC, as such list may be amended from time to time, nor are they otherwise a party with which the Partnership is prohibited to deal under the laws of the United States, (B) is a Person identified as a terrorist organization on any other relevant lists maintained by governmental authorities or (C) is a Foreign Shell Bank1 (a person described in (A), (B) or (C) is referred to as a “Prohibited Investor”). The Investor further represents and warrants that the monies used to fund the investment in the Interests are not derived from, invested for the benefit of, or related in any way to, the governments of, or Persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor acknowledges that, pursuant to anti-money laundering laws and regulations, as well as their own internal anti-money laundering policies, the Partnership, the General Partner and/or the Manager may be required or determine that it is necessary and appropriate to collect further information and/or documentation verifying the Investor’s identity and the source of funds used to acquire an Interest before acceptance by the General Partner of this Subscription Agreement or of capital contributions by the Investor, or following the acceptance of the Investor’s Subscription Agreement, before any distributions may be made to the Investor. The Investor further represents and warrants that (i) the Investor (A) has conducted thorough due diligence with respect to all of its Beneficial Owners, (B) has established the identities of all beneficial owners and the source of each of the Beneficial Owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence; and (ii) the Investor does not know or have any reason to suspect t
1    “Foreign Bank” means a bank organized under the laws of a non-U.S. country, or any agency, branch or office of a bank located outside the United States. The term does not include an agent, agency, branch or office within the United States of a bank organized under the laws of a non-U.S. country. “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (A) employs one or more individuals on a full-time basis, (B) maintains operating records related to its banking activities and (C) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities. “Regulated Affiliate” means a Foreign Shell Bank that (A) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the United States or a non-U.S. country, as applicable, and (B) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union or Foreign Bank. “Foreign Shell Bank” means a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.
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hat (x) the monies used to fund the Investor’s investment in the Interests have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities (other than the lawfully confiscated proceeds of criminal activity) and (y) the proceeds from the Investor’s investment in the Interests will be used to finance any illegal activities.
(ii) The Investor represents that all subscription payments transferred to the Partnership originated or will originate, as the case may be, directly from a bank or brokerage account in the Investor’s name. The Investor understands and agrees that any distributions will be paid to the same account from which the Investor’s investment in the Partnership was originally remitted, unless the Partnership agrees otherwise.
(iii) The Investor represents and warrants that acceptance by the Partnership of this Subscription Agreement, together with acceptance of the appropriate remittance, will not cause the Partnership or the General Partner to breach any anti-money laundering law or regulation. Specifically, the Investor represents and warrants that all evidence of identity provided is genuine and all related information furnished and to be furnished is accurate. The Investor represents and warrants that all amounts contributed or otherwise paid (or to be contributed or paid) by it to the Partnership in respect of its Interests were not and will not be directly or indirectly derived from activities that may contravene applicable laws and regulations, including anti-money laundering laws and regulations.
(iv) The Investor represents and warrants that the Investor is subscribing for an Interest for the Investor’s own account and own risk, and, unless the Investor advises the Partnership to the contrary in writing and identifies with specificity each Beneficial Owner on whose behalf the Investor is acting, the Investor represents that the Investor is not acting as a nominee for any other person or entity. The Investor also represents that the Investor does not have the intention or obligation to sell, distribute or transfer the Interest, directly or indirectly, to any other person or entity or to any nominee account. If the Investor is (x) acting as trustee, agent, representative or disclosed nominee for another person or entity or, (y) an entity investing on behalf of underlying investors (including a fund-of-funds) (the persons, entities and underlying investors referred to in (x) and (y) being referred to collectively as the “Beneficial Owners”), the Investor represents and warrants that:
(A)    The Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (I) with respect to itself and (II) with respect to each of the Beneficial Owners;
(B)    The Investor has all requisite power and authority from each of the Beneficial Owners to execute and perform the obligations under this Subscription Agreement;
(C)    all subscription payments transferred to the Investor with respect to such Beneficial Owner originated or will originate, as the case may be, directly from a bank or brokerage account in the name of such Beneficial Owner;
(D)    The Investor has adopted and implemented anti-money laundering policies, procedures and controls that comply, and will continue to comply, in all respects with the requirements of applicable anti-money laundering laws and regulations; and
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(E)    The Investor has conducted due diligence with respect to all of its Beneficial Owners, has established the identity of all Beneficial Owners, holds and will retain evidence of such due diligence and identities and will make such information available to the Partnership upon request, and has procedures in place to ensure that the Beneficial Owners are not Prohibited Investors.
(v) The Investor represents and warrants that neither the Investor nor, to the best of the Investor’s knowledge and belief after reasonable due diligence, any of the Beneficial Owners, nor any person or entity controlling, controlled by or under common control with the Investor or any of the Beneficial Owners, nor any person or entity having a beneficial interest in the Investor or any of the Beneficial Owners, is a Prohibited Investor, and the Investor is not investing and will not invest in the Partnership on behalf of or for the benefit of any Prohibited Investor. The Investor agrees and acknowledges that the Partnership prohibits any investment by a Prohibited Investor or on behalf of a Prohibited Investor.
(vi) The Investor represents and warrants that the Investor does not receive deposits from, make payments on behalf of or handle other financial transactions related to a Foreign Shell Bank.
(vii) Unless the Investor advises the Partnership to the contrary in writing, the Investor represents and warrants that neither the Investor, nor to the best of the Investor’s knowledge and belief after reasonable due diligence, any of the Beneficial Owners, nor any person or entity controlling, controlled by or under common control with the Investor or any of the Beneficial Owners, nor any person or entity having a beneficial interest in the Investor or any of the Beneficial Owners, is a High Risk Investor2 and the Investor is not investing and will not invest in the Partnership on behalf of or for the benefit of any High Risk Investor. The Investor acknowledges that if the Investor or any of the Beneficial Owners, or any person or entity controlling, controlled by or under common control with the Investor or any of the Beneficial Owners, or any person or entity having a beneficial interest in the Investor or any of the Beneficia
2     “High Risk Investor” means a person or entity (A) that is a Senior Foreign Political Figure, or an Immediate Family Member or Close Associate of a Senior Foreign Political Figure, (B) that is resident in, or organized or chartered under the laws of, a NCCT Jurisdiction, (C) whose subscription funds are transferred from or through an account maintained at a Foreign Shell Bank, or an Offshore Bank, or a bank organized or chartered under the laws of a NCCT Jurisdiction, or a bank or financial institution subject to special measures under Section 311 of the USA PATRIOT Act, (D) that is subject to special measures under Section 311 of the USA PATRIOT Act, (E) that is a Foreign Bank that is Subject to Enhanced Due Diligence Under Section 312 of the USA PATRIOT Act or (F) that is located in a jurisdiction subject to Financial Crimes Enforcement Network Advisories. “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a “Senior Foreign Political Figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. For purposes of this definition, a Senior Official or Senior Executive means an individual with substantial authority over policy, operations or the use of government-owned resources. An “Immediate Family Member” of a Senior Foreign Political Figure means spouses, parents, siblings, children and a spouse’s parents and siblings. A “Close Associate” of a Senior Foreign Political Figure means a person who is widely and publicly known (or is actually known) to be a close associate of a Senior Foreign Political Figure. “Non-Cooperative Jurisdiction” (or “NCCT Jurisdiction”) means any non-U.S. country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the FATF, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. For a current list of NCCT Jurisdictions, refer to the FATF website, http://www.faft-gafi.org. “FATF” means the Financial Action Task Force on Money Laundering. “Offshore Bank” refers to a Foreign Bank that possesses a license to conduct banking activities that prohibits the licensing entity from conducting banking activities with the citizens of, or in the local currency of, the jurisdiction that issued the license.
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l Owners, is a High Risk Investor, the Investor immediately will notify the Partnership and will be subject to further enhanced due diligence procedures by the Partnership before the Investor’s subscription to the Partnership will be accepted.
(viii) The representations and warranties set forth in this Section 2 shall be deemed repeated and reaffirmed by the Investor to the General Partner as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Partnership or any Alternative Vehicle, if applicable. If at any time during the term of the Partnership, the representations and warranties set forth in this Section 2 cease to be true, the Investor shall promptly so notify the General Partner in writing.
(ix) The Investor will provide to the General Partner at any time during the term of the Partnership such information as the General Partner determines in its sole discretion to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Limited Partners from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.
(x) The Investor understands and agrees that the General Partner may not accept any amounts from a prospective Limited Partner if such prospective Limited Partner cannot make the representations set forth in this Section 2. If an existing Limited Partner cannot make these representations, and/or in order for the Partnership or the General Partner to comply with applicable law or regulation, and/or if the General Partner reasonably believes that the Investor is a Prohibited Investor or has otherwise breached its representations and warranties herein, the General Partner may require the redemption of such Limited Partner’s Interest pursuant to Section 5.04 of the Partnership Agreement. The Investor further understands and agrees that for any reason described in the preceding sentence and/or if the General Partner otherwise determines in its sole discretion that such action is in the best interest of the Partnership, the General Partner may “freeze” the Investor’s Capital Account (e.g., by prohibiting additional capital contributions from the Investor, declining any redemption or transfer requests, and/or segregating the assets constituting the Investor’s investment in compliance with applicable law or governmental regulations, or suspending other rights the Investor may have under the Partnership Agreement) and the General Partner may also be required to report such action and to disclose the confidential information of the Investor (including, without limitation, disclosing the Investor’s identity) to governmental authorities, self-regulatory organizations and/or financial institutions, and the Investor shall have no claim against the Partnership, the General Partner, the Manager or their respective Affiliates, managers, officers, directors, members, equity holders, employees or other applicable representatives for any form of damages or liabilities as a result of any of the aforementioned actions.
(r)    In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to a Foreign Bank in connection with the Investor’s investment in Interests, such Foreign Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a registered affiliate.
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(s)    The Investor acknowledges that the General Partner may cause the Partnership to enter into one or more revolving credit facilities with one or more syndicates of banks or to incur other indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the General Partner and provide financial information and other documentation reasonably and customarily required to obtain such facilities in accordance with Section 3.03 of the Partnership Agreement.
(t)    The Investor acknowledges that it may not directly, indirectly or synthetically (including by means of a derivative or other similar contract), sell, exchange, convey, securitize, assign, pledge, exchange, dispose of, encumber or otherwise transfer (including via any mortgage, hypothecation, pledge or swap transaction) its Interests except as provided in the Partnership Agreement (a “Transfer”). The Investor further acknowledges that any purported Transfer of any such equity interest in violation of the terms of this Section 2(t) shall be void ab initio and shall not bind the Partnership, and if any such Transfer is not capable of being voided, the Investor’s Interest will be subject to redemption or transfer pursuant to Section 5.04 of the Partnership Agreement. In addition, if the Investor is treated for U.S. federal income tax purposes as a “disregarded entity” within the meaning of U.S. Treasury Regulation Section 301.7701-2(c) or a grantor trust (or at any time becomes treated as a “disregarded entity” or a grantor trust), the Investor represents that the Investor will not permit (x) the Person treated for U.S. federal income tax purposes as the owner of the Investor’s Interest to Transfer any equity interest in the Investor, (y) a change in the Investor’s U.S. federal tax classification or (z) a transaction that is described in IRS Revenue Ruling 99-5 or 99-6, in any case, unless the Transfer or change in classification, as applicable, is effected with the prior written consent of the General Partner. The Investor further acknowledges that any purported transfer or change in status in violation of the terms of the immediately preceding sentence shall be void ab initio and shall not bind the Partnership, and if any such transfer or change in status is not capable of being voided, the Investor’s Interest will be subject to redemption or transfer pursuant to Section 5.04 of the Partnership Agreement.
(u)    If the Investor is not a partnership or other pass-through entity for U.S. federal income tax purposes (including a single-member disregarded entity), the Investor covenants that it shall not become (by way of election or otherwise) a partnership or other pass-through entity for U.S. federal income tax purposes (including a single-member disregarded entity) without obtaining the General Partner’s consent prior to such change in tax status.
(v)    To the extent that any Initial Investment has been made by the Partnership and funded by the General Partner, its Affiliates, the Principals and/or entities controlled by one or more of the Principals prior to the Investor’s admission to the Partnership and such Initial Investment is described in the Memorandum, a supplement thereto, or otherwise disclosed to the Investor prior to its admission to the Partnership, the Investor consents to: (i) funding its pro rata share (based on the Commitments and the other investors being admitted to the Partnership on the same date) of the cost of such Initial Investment; (ii) the issuance of the interim class of Units by the Partnership to such Persons who funded such Initial Investment; (iii) the return to such Persons who funded such Initial Investment of any Capital Contributions they made for the purpose of such funding; and (iv) its participation in such Initial Investment for all purposes, including to the extent required by applicable law. In addition, the Investor and shall be deemed to have consented to such Initial Investment transaction for purposes of the Partnership Agreement. The Investor further acknowledges that it has received a summary of the Initial Investments, if any, made by CIM on behalf of the Partnership, and has been given the
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opportunity to ask questions of, and receive answers from, the General Partner concerning the terms and conditions of the Initial Investments.
(w)    The Investor acknowledges and agrees that (i) the Investor, and not the General Partner or the Partnership, is responsible for determining whether the Investor’s investment is “gain” within the meaning of Section 1400Z-2(a)(1) that is eligible for the tax benefits of Sections 1400Z-1 and 1400Z-2 of the Code (“QOZ Benefits”); (ii) Sections 1400Z-1 and 1400Z-2 of the Code were recently enacted and there is limited guidance currently available implementing those Sections; (iii) there can be no assurance that new legislation or U.S. Treasury Regulations or changes to existing laws or U.S. Treasury Regulations, will not have an adverse effect on the Investor’s ability to receive QOZ Benefits; (iv) the Investor is responsible for tracking its holding period(s) with respect to the Investor’s Interests and determining whether it satisfies the relevant requirements to receive QOZ Benefits, including the requirements of Section 1400Z-2(c); (v) the Interests may not be considered fungible for purposes of meeting the holding period for QOZ Benefits pursuant to proposed U.S. Treasury Regulations Section 1400Z-2(c); (vi) the Investor is responsible for making any elections required to be made by a taxpayer under Section 1400Z-2 of the Code; and (vii) although the General Partner intends to operate the Partnership to allow investors to obtain the benefits of Section 1400Z-2 of the Code, no assurances can be provided that the Partnership will qualify as a “qualified opportunity fund” or that the Investor will receive any of the QOZ Benefits with respect to its investment in the Partnership.
(x)    The Investor represents and warrants that it is not a natural person located in (a) a member state in the European Economic Area (the “EEA”) or (b) a non-EEA country (including Switzerland, Jersey and Guernsey) that has implemented a law similar to the EU General Data Protection Regulation (Regulation 2016/679) (the “GDPR”) that has been found by the European Commission through an adequacy decision to provide an appropriate level of protection for personal data (as defined in the GDPR).
(y)    The Investor represents and warrants that, with respect to the Investor, none of the events or conditions described in Rule 506(d) under Regulation D promulgated under the Securities Act (each, a “Rule 506(d) Event”) has occurred or is true as of the date hereof. The Investor shall promptly provide written notice to the General Partner in the event that, after the date hereof, a Rule 506(d) Event does occur or becomes true with respect to the Investor or the Investor becomes aware of a Rule 506(d) Event that has occurred or has become true. The Investor further agrees that, upon notification by the General Partner, the Investor and, if applicable, its beneficial owners shall promptly complete and return to the General Partner such information or forms as the General Partner and/or the Partnership’s administrator reasonably requests so that the Partnership may satisfy any conditions or requirements of Rule 506(d) of Regulation D promulgated under the Securities Act that the General Partner and/or the fund administrator determines to be applicable to the Partnership.
3.    Further Advice and Assurances. All information which the Investor has provided to the General Partner and/or the Partnership, including the information in the Investor Questionnaire (and in any Form W-9, W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP or other U.S. tax information form), is true, correct and complete (and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading) as of the date hereof, and the Investor agrees to notify the General Partner immediately if any representation, warranty or information contained in this Subscription Agreement, or any of the
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information in the Investor Questionnaire or any such other information, becomes untrue or incomplete at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the General Partner and/or the Partnership may from time to time reasonably request to verify the accuracy of the Investor’s representations and warranties herein, establish the identity of the Investor and the direct and indirect participants in its investment in Interests, to the extent applicable, to effect the transfer and admission referred to in the second sentence of Section 4 below and/or to comply with any law, rule or regulation to which the Partnership, the General Partner and/or the Manager may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.
4.    Power of Attorney. The Investor by executing this Subscription Agreement hereby appoints the General Partner, with full power of substitution, as the Investor’s true and lawful representative and attorney-in-fact, and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead, the Partnership Agreement, any amendments to the Partnership Agreement (approved in accordance therewith) and/or any other agreement or instrument which the General Partner deems necessary or appropriate solely to admit the Investor as a Limited Partner of the Partnership.
In the case of an Investor that is (a) a natural person, (b) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (c) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (b) of this sentence (e.g., a limited liability company with a single member), (d) an organization described in Sections 401(a) or 501 of the Code or (e) a trust permanently set aside or to be used for a charitable purpose, such Investor further appoints the General Partner, with full power of substitution, as the Investor’s true and lawful representative and attorney-in-fact, and agent of the Investor, to execute, acknowledge, verify, swear to, deliver, record and file, in the Investor’s name, place and stead, any agreements necessary to effect (i) the transfer of such Investor’s Interest in the Partnership to an entity formed to serve as an “Alternative Vehicle,” “Parallel Partnership”, “Feeder Fund” or other “Intermediate Entity” for purposes of the Partnership Agreement and (ii) the admission of such Investor as a limited partner (or similar participant) in such Alternative Vehicle, Parallel Partnership, Feeder Fund or other Intermediate Entity on terms substantially identical in all material respects to those of the Partnership, to the maximum extent applicable and with an indirect economic interest in the Partnership identical in all material respects to such Investor’s direct economic interest in the Partnership, to the maximum extent applicable, immediately prior to the transfer contemplated by clause (i) of this sentence.
To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Investor. This power of attorney shall not revoke any prior powers of attorney executed by the Investor (including any powers of attorney contained in any documents executed pursuant to a power of attorney) and will terminate upon the complete redemption of an assigning Partner from participation in the Partnership. The Investor acknowledges and agrees that under the terms of the Partnership Agreement each Limited Partner grants a further power of attorney to the General Partner as provided for therein.
5.    Indemnity. (a) The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Partnership and the General Partner for the purpose of determining the eligibility of the Investor to purchase Interests in the Partnership. The Investor agrees to provide, if requested, any additional information that may reasonably be required to
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determine the eligibility of the Investor to purchase Interests in the Partnership. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Partnership, the General Partner, the Manager, their Affiliates or each of their respective members, officers, directors, managers, employees, stockholders, shareholders, partners, agents (to the extent such agents are designated as Indemnitees in the General Partner’s discretion), consultants and any other Person who serves at the request of the General Partner on behalf of the Partnership as an officer, director, manager, partner, member, consultant or employee of the Partnership, Partnership Representative or any other entity (the “Indemnified Parties”) from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Partnership or in any agreement (other than the Partnership Agreement) executed by the Investor with the Partnership or the General Partner in connection with the Investor’s investment in Interests, and will reimburse periodically the Indemnified Parties for their legal and other fees and expenses (including the cost of any investigation and preparation) incurred in connection therewith. If for any reason (other than the fraud, willful misconduct or gross negligence by the person or entity which would otherwise be indemnified) the foregoing indemnification is unavailable to any Indemnified Party, or is insufficient to hold it harmless, then the Investor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Investor on the one hand and the Indemnified Party on the other but also the relative fault of the Investor and the Indemnified Party, as well as any relevant equitable considerations. The Investor agrees (i) to execute properly and provide to the Partnership in a timely manner any tax documentation or information that may be reasonably requested by the General Partner in connection with the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the Investor participates, and/or any subsidiary or Affiliate of any of the foregoing (including, but not limited to (x) the name, address and tax identification number of any “substantial U.S. owner” of the Investor or other information required to reduce or eliminate any withholding tax directly or indirectly imposed on or collected by or with respect to the Partnership pursuant to Sections 1471 through 1474 of the Code and any associated or similar legislation, regulations or guidance enacted in any other jurisdiction which seeks to implement equivalent tax reporting and/or withholding tax regimes, an intergovernmental agreement, treaty or other arrangement entered into in connection with the implementation of Sections 1471 through 1474 of the Code or any similar regime under non-U.S. law implementing such intergovernmental agreement or the Organization for Economic Co-operation and Development’s Common Reporting Standard (“FATCA”) and (y) any other information requested by the General Partner that is necessary for the Partnership to comply with its obligations pursuant to FATCA), including where such request is made due to changes in law made after the date hereof and including information with respect to the Investor’s direct or indirect beneficial owners, (I) to assist the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the Investor participates, and/or any subsidiary or Affiliate of any of the foregoing in determining the extent of, and in fulfilling, its withholding, reporting or other tax obligations, (II) as will permit payments or allocations of income made to or by the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the Investor participates, and/or any subsidiary or Affiliate of any of the foregoing to be made without withholding or at a reduced rate of withholding, (III) in order to reduce the amount of taxes borne by the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the Investor participates, and/or any subsidiary or Affiliate of any of the foregoing, (IV) as may be required pursuant to the Partnership Agreement or this Subscription Agreement or (V) that the General Partner deems necessary to ensure compliance with any laws or regulations applicable to the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the Investor participates, and/or any subsidiary or Affiliate of any of the foregoing and/or to the business of any of the foregoing and (ii) to assist the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the
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Investor participates, and/or any subsidiary or Affiliate of any of the foregoing in determining the extent of, and in fulfilling, its withholding, reporting or other tax obligations. In respect of the information and forms required to be provided as prescribed by this paragraph, the Investor (1) represents and warrants that any such information and forms furnished by it (except with respect to any such information that was provided to the Investor, or that is based upon incorrect information that was provided to the Investor, by the General Partner) are and at all times shall be true, correct and complete, (2) agrees to promptly update any such information or forms if at any time it becomes aware that such previously provided information or forms are no longer true, correct and complete, upon the expiration, invalidity or obsolescence of any such provided information or forms, or if requested to do so by the General Partner and (3) agrees to indemnify the Partnership, any Alternative Vehicle, Parallel Partnership or Intermediate Entity in which the Investor participates, any subsidiary or Affiliate of any of the foregoing, any investor in any thereof, and any other Indemnified Party on an after-tax basis from any and all damages, costs and expenses resulting from a breach by the Investor of the foregoing representations, warranties and/or agreements in this paragraph. In the event of any claimed over-withholding, the Investor shall be limited to an action against the tax authority in the applicable jurisdiction.
(b) Any indemnification payments made by the Investor pursuant to this Section 5 will not reduce the Investor’s Undrawn Capital Contribution and will not be treated as a Capital Contribution. The rights of indemnification described in this Section 5 shall survive the termination of the Partnership. The Investor’s reimbursement, indemnity and contribution obligations under this Section 5 shall be in addition to any liability that the Investor may otherwise have, shall extend upon the same terms and conditions to the partners, members, shareholders, employees, officers, directors, managers and controlling persons of the Indemnified Parties, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnified Parties and any such persons. In addition to any other remedies the persons and entities indemnified hereunder may have, any amount payable by the Investor hereby may be offset against amounts payable by the Partnership and/or any Alternative Vehicle, Parallel Partnership or any Intermediate Entity in which the Investor participates to the Investor. The Investor acknowledges and agrees that a breach of the representations, warranties and/or agreements in this Section 5 will result in a default by the Investor and will entitle the General Partner to exercise any or all of the applicable remedies prescribed in the Partnership Agreement in respect of a Defaulting Partner, in addition to any remedies prescribed by this paragraph. In addition, and notwithstanding anything to the contrary in the Partnership Agreement, the General Partner is otherwise empowered to take such steps as it may deem necessary in its sole discretion, to mitigate any direct or indirect damages anticipated or already incurred by the Partnership, any Parallel Partnership, any Alternative Vehicle, any subsidiary or Affiliate thereof, in any investor thereof, or any other Indemnified Party, as a result of the Investor’s failure to comply with this Section 5 if it is reasonably expected by the General Partner that the Investor’s aggregate indemnification obligations under this Section 5 will exceed the value of the Investor’s Interest absent such steps. The foregoing provisions of this Section 5(b) shall also apply mutatis mutandis to any indemnification payments and/or obligations on the part of the Investor pursuant to the Partnership Agreement.
6.    Certain Definitions. For purposes hereof, “United States” and “U.S. Person” shall have the meanings set forth in Regulation S of the Securities Act and Section 7701(a)(30) of the Code, as the context requires.
7.    REIT Subsidiaries. The Investor hereby agrees to provide to the Partnership such information as the General Partner may reasonably request from time to time to determine the effect of such Limited Partner’s ownership of interests in the Partnership on a REIT Subsidiary’s status as a REIT
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(including the impact, if any, of Section 856(d)(2)(B) of the Code on the REIT Subsidiary’s ability to satisfy the requirements of Sections 856(c)(2) and 856(c)(3) of the Code).
8.    Withholding on Transfers. The Investor hereby acknowledges that under current law if it does not, or is unable to, furnish an executed IRS Form W-9 (with certification under penalties of perjury) and if the Partnership or any alternative investment vehicle in which the Investor has a direct interest is treated as engaged in any trade or business within the United States for purposes of Section 864 of the Code, which is likely in this case, the amount realized (or deemed realized) upon any transfer (or deemed transfer) of such Investor’s Interest or such Investor’s interest in such alternative investment vehicle may be subject to U.S. federal withholding at the rate of 10%. Interests in the Partnership may result in “effectively connected income,” “unrelated business taxable income,” or “commercial activities income” within the meaning of the Code for those Investors who are subject to such provisions. Such Investors should consult their tax advisor before investing in the Partnership.
9.    Miscellaneous. This Subscription Agreement is not assignable by the Investor without the prior written consent of the General Partner. The representations, warranties and agreements made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall be binding upon the Investor’s heirs, executors, administrators and other successors and shall survive the closing of the transactions contemplated hereby and any investigation made by the Partnership or the General Partner. If the Investor is more than one person or entity, the Investor’s obligation hereunder shall be joint and several, and the other agreements, representations, warranties and acknowledgements herein contained shall be deemed to be made by each such person and his or her heirs, executors, administrators and other successors. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. To the fullest extent permitted by law, unless otherwise agreed to by the General Partner in writing, the Investor hereby agrees that any claim, action or proceeding by the Subscriber seeking any relief whatsoever against any Indemnified Party based on, arising out of or in connection with, this Subscription Agreement or the Partnership’s business or affairs shall be brought only in the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware) or the federal courts located in the State of Delaware, and not in any other state or federal court in the United States of America or any court in any other country. This Subscription Agreement may not be supplemented, modified or amended by the Investor except by written instrument signed by the party against whom any waiver, change, discharge or termination is sought. The provisions of this Subscription Agreement are severable. The invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. If any provision of this Subscription Agreement is adjudged by any court, legislature, agency, department, office, magistrate, justice or other similarly recognized organization or body of any federal, state or local government, whether domestic or foreign, or any arbitrator (each an “Adjudicating Body”) to not be enforceable in accordance with its terms, then such Adjudicating Body will have the power to modify the provision in a manner consistent with its objectives and/or to delete specific words or phrases, so that in its amended form, such provision will then be enforceable and will be enforced. If the Investor is an entity that is entitled to assert immunity as a defense against the enforcement of certain types of obligations but not others, the Investor agrees that its obligation to make capital contributions to the Partnership pursuant to the Partnership Agreement shall, to the maximum extent permitted by law, be deemed to be, and interpreted as, an obligation with respect to
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which the Investor is not entitled to assert immunity as a defense to enforcement. For the benefit of the Partnership, the General Partner and any creditor of the Partnership, the Investor waives its right to any setoff against, defense to or reduction of, its obligation to make capital contributions to the Partnership, including the waiver of any right under Section 365(c) of the U.S. Bankruptcy Code to terminate or restrict the assignment of its obligation, but such waiver will not restrict the Investor from asserting in a separate action any claim the Investor would otherwise have against any person or entity for that person’s or entity’s wrongful conduct or that person’s or entity’s breach of the Partnership Agreement. The Investor acknowledges that the General Partner and the other Indemnified Parties are third-party beneficiaries of this Subscription Agreement.
10.    Distributions. Distributions to the Investor in respect of its Interests shall be made to the account(s) specified in Section A of the Investor Questionnaire or as otherwise specified in writing by the Investor to the General Partner.
11.    Signature. By executing the Investor signature page to the Investor Questionnaire, the Investor agrees to be bound by the foregoing Subscription Agreement and by the Partnership Agreement.
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INVESTOR QUESTIONNAIRE

CCO CAPITAL, LLC QUESTIONNAIRE AND INVESTOR SIGNATURE
CCO Capital, LLC (“CCO”) Questionnaire: To be completed ONLY if you are both (1) represented by a Registered Investment Adviser and (2) not represented by a broker-dealer, other than CCO. CCO is a broker-dealer registered with the SEC and the U.S. Financial Industry Regulatory Authority and is an affiliate of CIM.
Industry and Other Affiliations. If you are one (or more) of the following: a person associated or employed with a broker-dealer; employed by a securities regulator; and/or a director, officer or 10% (or more) shareholder of a publicly-owned company, you must notify CCO of these circumstances by sending an email to CCOC_Compliance@cimgroup.com, and by checking the box, below, you attest that you have done so.
☐
Investor Signature. The Investor understands that the foregoing information will be relied upon by the General Partner and Partnership for the purpose of determining the eligibility of the Investor to purchase and own Interests in the Partnership. The Investor agrees to notify the General Partner immediately in writing if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor Questionnaire becomes untrue or incomplete at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor’s status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase Interests in the Partnership. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Partnership and the Indemnified Parties from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Partnership or in any agreement (other than the Partnership Agreement) executed by the Investor with the Partnership or the General Partner in connection with the Investor’s investment in an Interest.

	(Sign here)	(Sign here)
Name of Signatory:
Title of Signatory (if applicable):
Date:

(Sign here)
Name of Signatory:
Title of Signatory (if applicable):
Date:

Name of Investor:
(Individual or Entity Name)

Amount of Capital Commitment in USD:		$

Each prospective Investor is required to complete either the sections titled “For Individuals” or the sections titled “For Entities”, as applicable’

I am investing as an:	☐ Individual	☐ Entity

ACCEPTANCE OF SUBSCRIPTION
(to be filled out only by the General Partner)
The General Partner hereby accepts the above application for subscription for Interests on behalf of the Partnership.

Name(s) of Investor

CIM Opportunity Zone Fund GP, LLC	Amount of Capital Commitment Accepted:

By:	$
Name:
Title:
Date:

WIRE INSTRUCTIONS
Funding Instructions. The General Partner will provide wire notice of the exact size and timing of the initial and all subsequent capital contributions required by the Investor. The Investor must fund all contributions from the account below, which must be held in the exact name of the Investor as provided on the Investor Signature Page. Contributions received from any other account will be returned.
Distributions. Please provide the wire instructions for the bank account for this investment. Distributions from the Partnership will be sent to your account below. This account must be held in the exact name of the Investor as provided on the Investor Signature Page. Distributions will not be made to any other Investor or account. Any update to wire instructions such as the banking institution or account number will require a Letter of Authorization.

Beneficiary Bank Name:
Beneficiary ABA Number (if applicable):
Beneficiary Swift Code (if applicable):
Custodian Account Name (if applicable):[3]
Custodian Account Number (if applicable):
Client Account Name:
Client Account Number:
FFC (if applicable):
Reference (if applicable):

If your account is with a non-U.S. bank, please provide the additional information below:

U.S. Correspondent/Intermediary Bank Name:
U.S. Correspondent/Intermediary ABA Number (if applicable):
U.S. Correspondent/Intermediary Swift Code (if applicable):
International Bank Account Number (IBAN):

Source of Wealth. Please indicate the source of the funds being invested in the Partnership:

☐	Salary
☐	Savings
☐	Inheritance
☐	Retirement / Redundancy Payment
☐	Windfall / Compensation Payment

Other:
3 To the extent you appoint a custodian to your account, please coordinate with such custodian and comply with any requirements such custodian may have, including completing all applicable forms.

ADVISOR INFORMATION
If you were introduced to the Partnership by a Financial Advisor, your Financial Advisor will be copied on all communications related to your investment in the Partnership unless you check the second below box, thereby indicating that you do not want your Financial Advisor to receive copies of all communications related to your investment in the Partnership. If you check the first box below, list your Financial Advisor in the space provided.

☐	Please provide my Advisor with access to all correspondence from the Partnership.

My Financial Advisor is:

Name of Advisory Firm:

Name of Representative:

Email address of Representative:

☐ Please send all correspondence from the Partnership exclusively to my Financial Advisor listed above. Please note that certain correspondence will still be sent to the Investor as required by law.

☐	I either (i) do not have a Financial Advisor or (ii) do not want my Financial Advisor copied on correspondence from the Partnership.

INVESTOR CONTACT INFORMATION
Please complete the following information for each additional individual who will receive notices and other communications from the Partnership or the General Partner.

☐ Yes, please copy the following individuals on correspondence from the Partnership with respect to my investment

☐ No, do not copy any additional individuals on correspondence from the Partnership with respect to my investment

Name:

Relationship to Investor:

Email:

Phone:

Name:

Relationship to Investor:

Email:

Phone:

Name:

Relationship to Investor:

Email:

Phone:

Name:

Relationship to Investor:

Email:

Phone:

Name:

Relationship to Investor:

Email:

Phone:

Exhibit A
INVESTMENT EXPERIENCE AND PREFERENCES
FOR ALL INVESTORS
Sophistication in Finance and Business. Do you believe that you have such knowledge and experience in finance and business matters to enable you to thoroughly and completely evaluate the merits and risks of investing in illiquid securities?

☐	Yes
☐	No
Investment Portfolio and Investment Experience. In the space provided below, please indicate the composition of your current investment portfolio and your years of experience investing in each asset class.

Asset Type	Estimated Current Portfolio Composition (%)[4]	Estimated Years of Experience with Asset Class
Equities
Fixed Income
Options and Futures
Real Estate
Private Equity and Hedge Funds
Other
Investment Objective. Please select the answers that best describe your principal investment objective.

☐	Income / Current Yield
☐	Appreciation
☐	Principal Protection
☐	Speculation
Risk Profile. Please select the answer that best describes your risk profile.

☐	Aggressive/Speculative
☐	Balanced/Neutral
☐	Conservative/Risk Averse
4 The percentages should add up to 100%.

Exhibit B
FOR INDIVIDUALS: I am an Individual that is a U.S. Person5:     ☐ Yes     ☐ No

Type of Individual:

State/Province and Country of Residence of Investor for Tax Purposes:

Social Security No. or Tax Identification No:

Permanent Address:

Mailing Address (if different from above):

Telephone No:

Primary Signer

Name of Signatory:

Email Address:

Social Security No. or Tax Identification No.

Date of Birth:

Employment Status (employed, unemployed, retired, self-employed):

Employer (if applicable):

Occupation:

5 For definition of “U.S. Person”, please see Rule 902(k) of Regulation S under the Securities Act

Second Signer (if applicable)

Name of Signatory:

Email Address:

Social Security No. or Tax Identification No.

Date of Birth:

Employment Status (employed, unemployed, retired, self-employed):

Employer (if applicable):

Occupation:

Third Signer (if applicable)

Name of Signatory:

Email Address:

Social Security No. or Tax Identification No.

Date of Birth:

Employment Status (employed, unemployed, retired, self-employed):

Employer (if applicable):

Occupation:

INVESTOR STATUS
FOR INDIVIDUALS
The Investor hereby represents and warrants that the answers provided below completely and accurately describe the Investor.
1.    The Investor is a natural person whose net worth6, either individually or jointly with such person’s spouse, at the time of purchase, equals (exclusive of the value of the Investor’s primary residence):

☐	Less than $500,000
☐	$500,000 - $999,999
☐	$1,000,000 - $4,999,999
☐	$5,000,000 - $9,999,999
☐	$10,000,000 or more
2.    The Investor is a natural person who had individual income on the amounts specified below, or joint income with that person’s spouse in the amount specified below, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year:

Income (last year):		Income (two years prior):
☐	$199,999 or less	☐	$199,999 or less
☐	$200,000-$299,999	☐	$200,000-$299,999
☐	$300,000-$499,999	☐	$300,000-$499,999
☐	$500,000 or greater	☐	$500,000 or greater
The above amounts are calculated:

☐	Individually
☐	Together with my spouse
3.    Please indicate whether the Investor is investing the assets of any retirement plan, employee benefit plan or other similar agreement that is subject to Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (such as an IRA or “Keogh” plan) (a “Plan Investor”):

☐	Yes	☐	No
6 For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

(a) If the Investor answered “Yes”, to Question 3 above, please indicate what percentage of the Investor's assets invested in the Partnership are the assets of a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code:
Less than 25% and the percentage is _______%
25% or more and the percentage is _______%.
(b) If the Investor answered “Yes”, to Question 3 above, please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (A) an employee benefit plan (within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (B) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements, for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (C) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements:

☐	Yes	☐	No
4.    Please indicate whether or not the Investor is subject to any other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Partnership to be treated as assets of the Plan Investor by virtue of its investment in the Partnership and thereby subject the Partnership and the General Partner (or other persons responsible for the investment and operation of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

☐	Yes	☐	No

Exhibit C
FOR ENTITIES: I am an Entity that is a U.S. Person7:      ☐ Yes     ☐ No

Type of Entity:

Jurisdiction of Organization:

Domicile:

Tax Identification No.:

Permanent Address:

Mailing Address (if different from above):

Date of Formation:

Telephone No:

If the year end of the Investor for tax purposes is not December 31, specify tax year end:

FOIA Partner[8]	Yes ☐	No ☐

Are the Interests held through an entity that is disregarded for U.S. federal income tax purposes?			Yes ☐	No ☐

If you selected “Yes” to the question immediately above, please provide the name and tax identification number (if one has been obtained for non-U.S. federal income tax purposes) of the disregarded entity.
7 For definition of “U.S. Person”, please see Rule 902(k) of Regulation S under the Securities Act
8 Please see Section 2(y) of the Subscription Agreement for the definition of the term “FOIA Partner”.

Primary Signer

Name of Signatory:

Email Address:

Social Security No. or Tax Identification No.

Date of Birth:

Second Signer (if applicable)

Name of Signatory:

Email Address:

Social Security No. or Tax Identification No.

Date of Birth:

Third Signer (if applicable)

Name of Signatory:

Email Address:

Social Security No. or Tax Identification No.

Date of Birth:

ACCREDITED INVESTOR STATUS
FOR ENTITIES (PARTNERSHIPS, TRUSTS, CORPORATIONS, ETC.)
Any investor subscribing as an individual should skip this section.
(Please Check All That Apply)

☐	The Investor is a corporation, partnership, limited liability company, a Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder that was not formed for the specific purpose of acquiring the Interest, with total assets in excess of $5,000,000.

☐	The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Interest, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

☐	The Investor is an entity which falls within one of the following categories of accredited investor set forth in Rule 501(a) of Regulation D under the Securities Act:

	☐	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

	☐	An insurance company as defined in Section 2(a)(13) of the Securities Act.

	☐	A broker-dealer registered pursuant to Section 15 of the U.S. Securities Exchange Act of 1934, as amended.

	☐	An investment company registered under the Investment Company Act.

	☐	A business development company as defined in Section 2(a)(48) of the Investment Company Act.

	☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

	☐	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

	☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such a plan has total assets in excess of $5,000,000.

	☐	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors as described in one or more of the categories set forth in this Exhibit.

☐	The Investor is an entity in which all of the equity owners are accredited investors as described in one or more of the categories set forth herein.

Exhibit D
REPRESENTATIONS FOR ENTITIES (PARTNERSHIPS, TRUSTS, CORPORATIONS, ETC.)
Any investor subscribing as an individual should skip this section.

A.	(i)	Does the Investor have one or more ultimate beneficiaries who (i) are entitled to 10% or more of the proceeds from this investment or (ii) hold 10% or more of the control rights of the Investor?
		☐	Yes*	☐	No
	(ii)	Is the Investor or any of the ultimate beneficiaries publicly traded?
		☐	Yes*	☐	No
	(iii)	Is the Investor or any of the ultimate beneficiaries a regulated entity?
		☐	Yes*	☐	No
If the responses to any of the above questions in (A)(i)-(iii) is “Yes,” please complete the following chart.

Name of Investor and Each 10% Beneficial Owner	Address of Each 10% Beneficial Owner	If the Investor or Any of the 10% Beneficial Owners Is Publicly Traded, Please Identify the Exchange	If the Investor or Any of the 10% Beneficial Owners Is a Regulated Entity, Please Identify Regulator and Jurisdiction

____________________
* If yes, please provide further information in the chart or, if there is insufficient space in the chart, please include additional sheets of paper with the relevant information.
Control Person. Please identify an individual with significant responsibility to control, manage, or direct the investment. Please note that this may also be an individual identified as a 10% Beneficial Owner in the foregoing, as applicable.

Control Person Name:

Control Person Address:

Control Person Capacity:

Exhibit E
BENEFIT PLAN INVESTOR REPRESENTATIONS
Any investor subscribing as an individual should skip this section.
The Investor hereby represents and warrants as follows:

(Please Check “Yes” or “No” as Applicable)
1.	The undersigned Investor is, or is acting on behalf of: (i) an “employee benefit plan” within the meaning of Section 3(3) of U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; or (ii) a “plan” within the meaning of Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code.

	☐	Yes	☐	No

2.	The undersigned Investor represents that it is, or is acting on behalf of, a person or entity the underlying assets of which are “plan assets” within the meaning of Section 3(42) of ERISA.

	☐ Yes.	The Investor holds “plan assets” and the percentage of interests in the Investor held by benefits plan investors, determined in accordance with Section 3(42) of ERISA is _____%.

	☐ No.	None of the Investor’s assets are “plan assets” within the meaning of Section 3(42) of ERISA.

IF AT ANY TIME DURING THE TERM OF THE PARTNERSHIP, THE FOREGOING REPRESENTATION BECOMES INACCURATE, THE INVESTOR WILL NOTIFY THE PARTNERSHIP IMMEDIATELY.

3.	The undersigned Investor is, or is acting on behalf of: (i) a “governmental plan,” within the meaning of Section 3(32) of ERISA; or (ii) a partnership, limited liability company or other entity in which such a governmental plan holds a majority of the interests or in which a governmental plan holds an interest sufficient to subject the entity to applicable state or local law governing governmental plans.

	☐	Yes	☐	No

4.	The undersigned Investor is, or is acting on behalf of: (i) a “church plan” within the meaning of Section 3(33) of ERISA with respect to which no election has been made under Section 410(d) of the Internal Revenue Code; or (ii) a partnership, limited liability company or other entity in which such a church plan holds a majority of the interests or in which a church plan holds an interest sufficient to subject the entity to the rules and policies governing the sponsoring church.

	☐	Yes	☐	No

5.	The undersigned Investor is, or is acting on behalf of, an “employee benefit plan” which is organized outside of the United States.

	☐	Yes	☐	No

6.	If the Investor answered “Yes” to any of the foregoing, the Investor represents and warrants that, except as otherwise disclosed to the Partnership, the participants in such employee benefit plan or plan are not permitted to self-direct investments. If the participants in such employee benefit plan or plan are permitted to self-direct investments, more information may be required. Please contact iCapital for further instruction.

7.	If the undersigned Investor answered “Yes” to any of the foregoing, the Investor hereby represents and warrants to and agrees with the Partnership that:

	(a)	The decision to invest assets of the Investor in the Partnership was made by fiduciaries independent of the General Partner and any placement agent, which parties are duly authorized to make such investment decisions and who have not relied on any advice or recommendation of the General Partner, any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates;

	(b)	None of the General Partner, any placement agent or any of their respective employees, representatives, agents or Affiliates has exercised any discretionary authority or control with respect to the Investor’s investment in the Partnership, nor have the General Partner, any placement agent or any of their respective partners, members, employees, stockholders, officers, directors, agents, representatives or Affiliates rendered individualized investment advice to the Investor based upon the Investor’s investment policies or strategy, overall portfolio composition or diversification;

	(c)	The Investor understands, acknowledges and agrees that neither iCapital Advisors, LLC nor iCapital Securities, LLC (collectively, “iCapital”), nor any of their Affiliates, provides or undertakes to provide impartial investment advice, or gives advice in a fiduciary capacity, in connection with the Investor’s decision to invest in, continue holding, or withdraw from, the Partnership, or to give advice in any fiduciary capacity for purposes of ERISA or the Code, unless otherwise agreed to writing;

	(d)	The Investor is responsible for exercising independent judgment in evaluating the Investor’s decision to invest in, continue holding, or withdraw from, the Partnership; is qualified to make such investment decision and to the extent it deems necessary has consulted its own investment advisers and legal counsel regarding the investment in the Partnership; in making its decision to invest in the Partnership, has not relied on any advice or recommendation of the Partnership, iCapital or any of their Affiliates; and has studied the Partnership’s governing documents, the Partnership’s investment management agreement, the Partnership’s private placement memorandum, and iCapital’s Form ADV, and has made an independent decision to invest in the Partnership solely on the basis of such documents and without reliance on any other information or statements as to the appropriateness of this investment for the Investor;

	(e)	The Investor is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Investor’s decision to invest in, continue holding, or withdraw from, the Partnership;

	(f)	The Investor understands, acknowledges and agrees that the existence and nature of any financial interest of iCapital and its Affiliates have been disclosed in the Partnership’s governing documents, the Partnership’s investment management agreement, the Partnership’s private placement memorandum, and iCapital’s Form ADV;

	(g)	The Investor understands, acknowledges and agrees that neither iCapital nor any of its Affiliates, nor any director, officer, member, partner, employee, principal or agent of iCapital or any of its Affiliates receives a fee or other compensation from the Investor or the Independent Fiduciary (as defined below) for the provision of investment advice (rather than other services) in connection with the Investor’s decision to invest in, continue holding, or withdraw from, the Partnership (as opposed to a fee for actually managing the assets of the Partnership or providing services to the Partnership);

	(h)	The execution and delivery of this Agreement and the consummation of the transactions contemplated thereunder will not result in a breach or violation of any charter or organizational documents pursuant to which the Investor was formed or is governed, or any statute, rule, regulation or order of any court or governmental agency or body having jurisdiction over the Investor or any of its assets, or in any material respect, any mortgage, indenture, contract, agreement or instrument to which the Investor is a party or otherwise subject;

	(i)	The Investor has been given the opportunity to discuss the investment in the Partnership, and the structure and operation of the Partnership with the General Partner, and has been given all documents and information that Investor has reasonably requested regarding the Partnership; and

	(c)	The terms of the Partnership Agreement or other organizational document, including all exhibits and attachments thereto, comply with the Investor’s governing instruments and applicable laws governing the Investor, and the Investor will promptly advise the General Partner in writing of any changes in any governing law or any regulations or interpretations thereunder affecting the duties, responsibilities, liabilities or obligations of the Partnership, the General Partner or any of their respective partners, members, employees, stockholders, officers, directors, agents or Affiliates.

8.
With regard to a Plan Investor that has a fiduciary who is independent of iCapital and its Affiliates (an “Independent Fiduciary”), the undersigned Independent Fiduciary hereby represents and warrants to and agrees with the Partnership that the Independent Fiduciary:

(a)
Is either (a) a bank as defined in Section 202 of the Investment Advisers Act of 1940 or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency; (b) an insurance carrier which is qualified under the laws of more than one State to perform the services of managing, acquiring or disposing of assets of “plan assets”; (c) an investment adviser registered under the Investment Advisers Act of 1940 or, if not registered an as investment adviser under the Investment Advisers Act by reason of Paragraph (1) of Section 203A of such Act, is registered as an investment adviser under the laws of a State (referred to in such paragraph (1)) in which the Plan Investor maintains its principal office and place of business; (d) a broker-dealer registered under the Securities Exchange Act of 1934; and/or (e) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (provided that this clause (e) shall not be satisfied if the Independent Fiduciary is either (i) the owner or a relative of the owner of an investing IRA, or (ii) a participant or beneficiary of the Plan Investor investing in such capacity);

(b)
Is a fiduciary of the Plan Investor and has the power and authority to make these representations and warranties under the governing documents of the Plan Investor and in accordance with the provisions of ERISA, the Code, and applicable regulations under those statutes;

(c)	Is responsible for exercising independent judgment in evaluating the Plan Investor’s decision to invest in, continue holding, or withdraw from, the Partnership;

(d)	Is independent of iCapital and its Affiliates, in that it has no relationship to, or interest in, any of the foregoing persons that might affect the exercise of its best judgment as a fiduciary;

(e)
Is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the Plan Investor’s decision to invest in, continue holding, or withdraw from, the Partnership;

(f)
Understands, acknowledges and agrees that neither iCapital nor any of its Affiliates provides or undertakes to provide impartial investment advice, or gives advice in a fiduciary capacity, in connection with the Plan Investor’s decision to invest in, continue holding, or withdraw from, the Partnership, or to give advice in any fiduciary capacity for purposes of ERISA or the Code, unless otherwise agreed to writing;

(g)	Understands, acknowledges and agrees that the existence and nature of any financial interest of iCapital and its Affiliates have been disclosed in the Partnership’s governing documents, the Partnership’s investment management agreement, the Partnership’s private placement memorandum, and iCapital’s Form ADV; and

(h)
Understands, acknowledges and agrees that neither iCapital nor any of its Affiliates, nor any director, officer, member, partner, employee, principal or agent of iCapital or any of its Affiliates receives a fee or other compensation from the Plan Investor or the Independent Fiduciary for the provision of investment advice (rather than other services) in connection with the Plan Investor’s decision to invest in, continue holding, or withdraw from, the Partnership (as opposed to a fee for actually managing the assets of the Partnership or providing services to the Partnership).

Exhibit F
NFA AND CFTC REPRESENTATIONS
(FOR ENTITY INVESTORS ONLY)
In order to ensure compliance with applicable regulations of the National Futures Association (“NFA”) and the Commodity Futures Trading Commission (“CFTC”), the Partnership and the CPO must ensure that each Investor that is required to register with the CFTC and to become a member of the NFA has done so. Accordingly, each Investor that is an entity is required to complete the certification below by answering the questions below as they apply to the Investor (or if the Investor is a commodity pool, to the operator thereof):
(Please check boxes as appropriate)

1.	Is the Investor (or if the Investor is a commodity pool, the operator thereof) required to be a member of the NFA and registered with the CFTC? Yes ☐ No ☐
If the answer to Question 1 above is No, please answer the following question:

	(a)	Is the Investor a commodity pool?
If the answer to Question (a) above is No, no further action is required.

If the answer to Question (a) above is Yes, please indicate the exemption from registration with the CFTC as a commodity pool operator on which the investor relies, or state the basis upon which the Investor has determined that registration or an exemption is not required.

☐ The Investor relies upon an exemption from registration under CFTC Rule 4.13(a)(3) and has filed a notice claiming this exemption with the NFA.

☐ The Investor relies upon an exclusion from the definition of the term “commodity pool operator” under CFTC Rule 4.5.

☐
The Investor relies upon the following other exemption or is otherwise not required to register with the CFTC (please explain): ____________________________________
(if selecting this box, please contact iCapital for further instructions).

2.	If the answer to Question 1 above is Yes, the Investor (or if the Investor is a commodity pool, the operator thereof) represents that it is registered with the CFTC as a(n):

	☐	Futures commission merchant
	☐	Introducing broker
	☐	Commodity pool operator
	☐	Commodity trading advisor
	☐	Leverage transaction merchant

Exhibit G
Institutional Capital Network Inc., and its subsidiaries,
iCapital Advisors, LLC, iCapital PE GP, LLC and iCapital Securities, LLC
NOTICE REGARDING PRIVACY OF FINANCIAL INFORMATION
Pursuant to Regulation P, 12 C.F.R. 1016 (“Regulation P”) adopted by the Consumer Financial Protection Bureau, institutions that provide certain financial products or services to individuals to be used for personal, family, or household purposes are required to provide written notices to their customers regarding disclosure of nonpublic personal information. We have been advised that we may be subject to such requirement. This notice is being provided to you to comply with Regulation P so that you will know the type of information we collect about you and the circumstances in which the information may be disclosed to third parties.
In order to accurately and efficiently conduct each fund’s investment program, we must collect and maintain certain non-public information about you and the fund’s other investors. We understand that it is our obligation to maintain the confidentiality of this information. As a consequence, we do not disclose any nonpublic personal information about our investors or former investors to anyone other than our affiliates, investors, service providers, counterparties and employees, except as permitted by law. The following describes how non-public information about you and the fund’s other investors may be disclosed to such persons.
We may provide limited personally-identifiable financial information such as a schedule of investors and capital account information, to all investors in each specific partnership. Certain of our investors may retain consultants who receive this information on their behalf.
We collect, and may disclose to our affiliates and service providers (e.g., our attorneys, accountants, lending institutions and entities that assist us with the distribution of stock to our investors) on a “need to know” basis, certain nonpublic personal information about you from the following sources:
Information we receive from you as set forth in your subscription agreement, investor questionnaire or similar forms, such as your name, address, and social security or tax identification number; and
Information about your transactions with us, our affiliates and service providers, or others, such as your participation in our fund, such as your capital account balance, contributions and distributions and, in the case of an investor that is an individual retirement account, information with regard to such account.
We restrict access to nonpublic personal information about you to those employees who need to know that information to provide services to the fund and its investors. We maintain physical, electronic, and procedural safeguards to guard your nonpublic personal information. In addition, we will continue to assess new technology for protecting information with regard to our investors. If we have your consent, we may also share your personal information with entities other than our affiliates and service providers.
We will provide notice of our privacy policy annually, as long as you maintain an investment with us. The policy may change from time to time, but you can always review our current policy by asking us for a copy.
Should you have any questions regarding the above, please contact Investor Relations at ir@icapitalnetwork.com.

Exhibit H
SUPPLEMENTAL QUESTIONS
Investor Type for Form PF Reporting
To assist the Manager in the event it is required to prepare Form PF reporting in respect of the Partnership, please indicate Investor type (all Investors must select only one of the options below). If the undersigned is acting as trustee, agent, representative or nominee for a beneficial owner, please check the item that best describes the beneficial owner.
☐    (A)    Individual that is a United States person (including a trust of any such individual)1
☐    (B)    Individual that is a not a United States person (including a trust of any such individual)
☐    (C)    Broker-dealer
☐    (D)    Insurance company
☐    (E)    Investment company registered with the United States Securities and Exchange Commission (“SEC”) under the Investment Company Act2
☐    (F)    A private fund or fund of funds, such as:
    ☐    (i)    An issuer that would be an investment company as defined in section 3 of the Investment Company Act but for section 3(c)(1) or 3(c)(7) thereof
    ☐    (ii)    A pooled investment vehicle that invests 10% or more of its total assets in pooled investment vehicles, whether or not they are also private funds or registered investment companies
☐    (G)    State or municipal government entity (excluding governmental pension plans)
☐    (H)    State or municipal governmental pension plan
☐    (I)    Pension plan (excluding governmental pension plans)
☐    (J)    Sovereign wealth fund or foreign official institution
☐    (K)    Banking or thrift institution (proprietary)
☐    (L)    Non-profit organization
1    “United States Person” has the meaning set forth in rule 203(m)-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
2    Please contact the General Partner immediately if the Subscriber is an investment company registered under the Investment Company Act.

☐    (M)    Other non-U.S. person
☐    (N)    Other (please specify)_______________________________
Trust Status (If Applicable)
To the extent that the Investor is a trust, please specify the type of such trust: Grantor ☐ or Traditional
Trusted Contact Person (Optional)
By choosing to provide information about a trusted contact person, you authorize us to contact the trusted contact person listed below and disclose information about your account to that person in the following circumstances: to address possible financial exploitation, to confirm the specifics of your current contact information, health status, or the identity of any legal guardian, executor, trustee or holder of a power of attorney, or as otherwise permitted by FINRA Rule 2165 (Financial Exploitation of Specified Adults).

Full Name

Email Address

Relationship to Applicant/Co-Applicant	Permanent Address

Exhibit I
PARTNER HUB CONTACT INFORMATION
The Manager intends to use Partner Hub to facilitate the submission of your state composite and/or non-resident withholding tax elections with respect to your investment in the Partnership.
Please provide the information requested below with respect to your designated contact for Partner Hub.

First Name

Last Name

Email Address

Exhibit J
TAX DELEGATE CONTACT INFORMATION
If you choose to appoint one or more tax delegates, please provide the contact information for such delegate(s) below.

First Name	First Name

Last Name	Last Name

Email Address	Email Address

First Name	First Name

Last Name	Last Name

Email Address	Email Address

Exhibit K
CONSENT TO RECEIVE SCHEDULE K-1 ELECTRONICALLY
Pursuant to the U.S. Internal Revenue Service Rev. Procedure 2012-17, I.R.B. 2012-10 (February 13, 2012), CIM Opportunity Zone Fund, L.P. (the “Partnership”) may provide Schedules K-1 (Form 1065) (Partner’s Share of Income, Deductions, Credits, etc.) to the investor identified below (the “Investor”) electronically if the Investor affirmatively consents to receive the Schedules K-1 in an electronic format.
If the Investor would like to receive its Schedules K-1 in an electronic format, the Investor should review the following and sign and date this consent (the “Consent”) and submit the signed Consent with its Subscription Agreement.
1.Paper statement. To the extent the Partnership does not receive a signed and dated copy of this Consent (an “Executed Consent”), a paper copy of Schedule K-1 will be provided.
2.Scope and Duration of Consent. This Consent applies to each Schedule K-1 required to be furnished after an Executed Consent is received by the Partnership unless and until a formal request to withdraw the Executed Consent is received by the Partnership.
3.Post-Consent Request for a Paper Statement. The Investor may request a paper copy of Schedule K-1 by sending an e-mail to opportunityzone@cimgroup.com. This will not be treated as a withdrawal of this Consent.
4.Withdrawal of Consent.
(a)The Investor may withdraw this Consent by delivering notice in writing (electronically or on paper) to the Partnership at opportunityzone@cimgroup.com or at 4700 Wilshire Boulevard, Los Angeles, CA 90010.
(b)The withdrawal of this Consent will be effective either on the date it is received by the Partnership or on a subsequent date determined by the Partnership and communicated to the Investor within a reasonable period of time after the Partnership receives the withdrawal.
(c)The Partnership will confirm the withdrawal and the date on which it takes effect in writing (either electronically or on paper).
(d)A withdrawal of this Consent does not apply to a Schedule K-1 that was furnished electronically to the Investor before the date on which the withdrawal of consent takes effect.
5.Notice of termination. The Partnership will cease to furnish Schedules K-1 electronically if the Investor (i) withdraw the Consent pursuant to Paragraph 4 or (ii) withdraw from the Partnership.
6.Updating information. The Investor must inform the Partnership of any updated contact information, including e-mail address, mailing address and phone number, as soon as possible by sending an e-mail to opportunityzone@cimgroup.com. Additionally, the Partnership will send an e-mail to inform the Investor of any change in the Partnership’s contact information using the e-mail address on file for the Investor.
7.Hardware and Software Requirements. If the Investor consents, its Schedule K-1 will be made available on the Internet portal of iCapital Advisors, LLC and/or iCapital Securities, LLC (collectively, “iCapital”). The Investor will need access to the Internet and Adobe®Reader® in order to access, print and retain its Schedule K-1. The Investor will also need its username and password provided by iCapital. The Schedule K-1 for any fiscal year of the Partnership will be available on iCapital’s Internet portal for following the end of such fiscal year. The Schedule K-1 may be required to be printed and attached to a U.S. federal, State, or local income tax return.

The state taxing authorities have not issued similar guidance with respect to the delivery of their state Schedule K-1 equivalent forms. Absent any additional guidance from any state taxing authorities, by consenting to this statement, the Investor is consenting to receive the U.S. federal Schedule K-1 and all applicable state Schedule K-1 equivalent forms electronically from the Partnership.
The Investor hereby consents by its signature below to receive U.S. federal Schedule K-1 and state Schedule K-1 equivalent forms electronically from the Partnership:

Date:
(Please type or print)

Name of the Investor (print or type):
(Please type or print)

Signature of the Investor (if investor is an individual):

Signature

Signature of the Investor (if investor is an entity):

By:
Signature

Name of Authorized Signatory
(Please type or print)

Title of Authorized Signatory
(Please type or print)